EXHIBIT 31.2
Certification of Chief Financial Officer Pursuant to Rule 13a-14(a) or 15d-14(a)
I, Joaquin A. Castrillo-Salgado, certify that:
1.I have reviewed this Amendment No. 1 to the Form 10-K of EVERTEC, Inc;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 1, 2021	/s/ Joaquin A. Castrillo-Salgado
Joaquin A. Castrillo-Salgado
Chief Financial Officer